UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 21, 2008

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.  Results of Operations and Financial Condition

On April 21, 2008, registrant issued a press release entitled “Halliburton Announces First Quarter Earnings of $0.64 Per Diluted Share”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES FIRST QUARTER EARNINGS OF $0.64 PER DILUTED SHARE

HOUSTON, Texas – Halliburton (NYSE:HAL) announced today that net income for the first quarter of 2008 was $584 million, or $0.64 per diluted share.  This compares to net income of $552 million, or $0.54 per diluted share, in the first quarter of 2007.  The first quarter of 2008 results were unfavorably impacted by a $14 million, or $0.02 per diluted share, after-tax charge related to the impairment of an oil and gas property in Bangladesh, where the company has had an interest in a producing property since 1996.  The first quarter of 2008 results were favorably impacted by a $22 million, or $0.02 per diluted share, after-tax gain related to the sale of a joint venture interest in the United States.

Halliburton’s consolidated revenue in the first quarter of 2008 was $4.0 billion, up 18% from the first quarter of 2007.  All product service lines contributed to this increase, primarily due to increased international activity.

Operating income was $847 million in the first quarter of 2008 compared to $788 million in the first quarter of 2007.  With the exception of the production enhancement product service line, which experienced the expected pricing declines and cost increases in its United States operations, and Landmark, which incurred the impairment noted above, all product service lines contributed to the increase.

“Our first quarter results were consistent with our previously announced expectations,” said Dave Lesar, chairman, president, and chief executive officer. “Our international revenue growth helped offset the production enhancement pricing pressures we knew were coming in the U.S. market.

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Halliburton/Page 2

“First quarter revenue outside of North America grew 24% year-over-year with operating income growth of 21%.  It has been just over a year since we announced the opening of a corporate headquarters in Dubai as a part of our international expansion strategy, and the positive results are evident.  Both growth and profitability in our Middle East/Asia region are exceptional. The recent offshore win for work in the Manifa field in Saudi Arabia and the Norwegian continental shelf completion products contract evidence our customers’ confidence in our ability to execute on large, complex projects.  As expected, revenue outside of North America declined 6% sequentially due to the large fourth quarter to first quarter fall-off of Landmark software, completion product, and wireline sales.  Also impacting the results were weakness in the North Sea and Nigeria operations, and fracturing activity in Russia.  We expect fracturing activity in Russia will pick up during the rest of the year, but Nigeria and the North Sea may continue to struggle.

“Latin America revenue grew over 25% year-over-year as the opening of two of our completion products manufacturing facilities in this region have allowed us to facilitate the strong growth this part of our business has experienced.  As more projects come on line during the year, this region’s prospects continue to expand.

“The North America region also posted double-digit, year-over-year revenue growth of 11%, confirming this market is much stronger than may have been anticipated just a few months ago.  Sequentially, revenue was flat on better results in Canada and our Drilling and Evaluation segment, which offset the expected decline in production enhancement revenue.  Our Drilling and Evaluation revenue increased 5% and operating income increased 7% on a sequential basis.  This limited the margin reduction in North America to 210 basis points sequentially when excluding the gain on sale of our joint venture interest.

“The fundamentals of the world oil and gas market are projecting that the next leg up in this extended cycle is near.  It is evident that we have taken the right steps in our development of technology and service quality to win the important large-scale projects that are likely to characterize this industry for years to come, while developing the infrastructure to deliver on the results our customers have come to expect.”

2008 First Quarter Results

Completion and Production (C&P) operating income in the first quarter of 2008 was $529 million, an increase of $52 million or 11% from the first quarter of 2007.  Europe/Africa/CIS C&P operating income was relatively flat with improved completion tools performance balancing out small declines in cementing and production enhancement.  Middle East/Asia C&P operating income increased 61%, with strong performance in completion tools activity throughout the region.  North America C&P operating income decreased 2%, as the $35 million gain on sale of the joint venture interest related to the completion tools business largely offset both the impact of pricing declines related to the rollover of fracturing contracts and cost inflation in the United States.  Latin America C&P operating income increased 74%, primarily due to increased cementing work throughout the region, increased land and offshore stimulation activity in Mexico, and increased completions activity in Brazil.

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Halliburton/Page 3

Drilling and Evaluation (D&E) operating income in the first quarter of 2008 was $384 million, an increase of $22 million or 6% over the prior year first quarter.  Europe/Africa/CIS D&E operating income increased 32%, benefiting from increased Sperry Drilling Services results in Russia with the successful integration of the Burservice acquisition, a better mix of activity in Egypt, and improved Landmark software sales in the North Sea.  Middle East/Asia D&E operating income decreased 19% over the prior year first quarter due to the $23 million Bangladesh impairment charge offset by improved Landmark and Baroid Fluid Services results in the region.  North America D&E operating income increased 4%, with improved performance from Security DBS Drill Bits and increased Baroid Fluid Services land activity in the United States and market expansion in Canada. This was partially offset by reduced wireline services in the region.  Latin America D&E operating income increased 14% on improved wireline and Sperry Drilling Services activity, partially offset by decreased Landmark results throughout the region and reduced Baroid Fluid Services sales in Mexico related to the contract rollover process.

During the first quarter of 2008, Halliburton purchased approximately 10 million shares under the company’s share repurchase program at an average price of $37.26 for a total cost of approximately $360 million.  Since the inception of the program, Halliburton has purchased 89 million shares for a total cost of approximately $3.0 billion.  Approximately $2.0 billion remains available under the program.

Technology and Significant Achievements

•
Landmark announced that its Customer Support organization has received global certification under the prestigious Service Capability & Performance (SCP) Standards, an internationally recognized quality program for technology service and support operations.  This is the tenth consecutive year that Landmark's North American support operation has achieved SCP certification and the fifth consecutive year its global operations have met the stringent standards.  Landmark, which is the only oilfield services company to have achieved global SCP certification, joins the ranks of more than 200 technology service and support organizations around the world that participate in the SCP Standards program.

•
Halliburton has been awarded a one-year contract (with four one-year extension options) by Shell U.K. Limited for the provision of a portable modular workover unit. The initial work contract period is for one workover and three sidetracks on the Shell Gannet platform - operations that have the potential to increase the field’s oil production. The project is due to commence in the fourth quarter of 2008.

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Halliburton/Page 4

•
Halliburton inaugurated its sixth Eastern Hemisphere-based manufacturing center in Johor, Malaysia, augmenting the company’s 16 existing production facilities across North and Latin America, Europe, and Asia. The 215,000-square-foot facility, approximately 37 miles northwest of Singapore, targets supply chain production and delivery capabilities across Halliburton’s Completion and Production division.  Personnel in Johor perform procurement and customer-service activities, as well as engineering, machining, and product assembly. Approximately 100 employees work in the facility today, and headcount is expected to exceed 250 by year-end.

•
StatoilHydro has awarded Halliburton and WellDynamics nearly $900 million in contracts to provide completion equipment and services, tubing conveyed perforating services, and SmartWell® completion technology for numerous oil and gas fields on the Norwegian continental shelf. Additionally, the contracts allow for the provision of other products and services, including multilateral completions, expandable completion systems, and zonal isolation and control systems. Work is scheduled to begin in September 2008 and will last up to nine years if all option periods are exercised.

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Halliburton/Page 5

Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry.  With more than 50,000 employees in approximately 70 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s World Wide Web site at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity; potential adverse proceedings by such agencies; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives, and chemicals; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; unsettled political conditions, war, and the effects of terrorism, foreign operations, and foreign exchange rates and controls; weather-related issues including the effects of hurricanes and tropical storms; changes in capital spending by customers; changes in the demand for or price of oil and/or natural gas; impairment of oil and gas properties; structural changes in the oil and natural gas industry; increased competition for employees; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2007, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect the business, results of operations, and financial condition.  Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	March 31		December 31
	2008	2007	2007
Revenue:
Completion and Production	$2,191	$1,844	$2,289
Drilling and Evaluation	1,838	1,578	1,890
Total revenue	$4,029	$3,422	$4,179
Operating income (loss):
Completion and Production	$529	$477	$571
Drilling and Evaluation	384	362	403
Corporate and Other	(66)	(51)	(67)
Total operating income	847	788	907
Interest expense	(38)	(38)	(36)
Interest income	20	38	24
Other, net	(1)	(3)	(2)
Income from continuing operations before income taxes
and minority interest	828	785	893
Provision for income taxes	(238)	(259)	(212) (a)
Minority interest in net (income) loss of subsidiaries	(7)	3	(7)
Income from continuing operations	583	529	674
Income from discontinued operations, net	1	23	16
Net income	$584	$552	$690
Basic income per share:
Income from continuing operations	$0.67	$0.53	$0.77
Income from discontinued operations, net	–	0.02	0.02
Net income	$0.67	$0.55	$0.79
Diluted income per share:
Income from continuing operations	$0.64	$0.52	$0.74
Income from discontinued operations, net	–	0.02	0.01
Net income	$0.64	$0.54	$0.75
Basic weighted average common shares outstanding	873	992	875
Diluted weighted average common shares outstanding	911	1,025	916

(a)
Provision for income taxes included a $55 million, or $0.06 per diluted share, favorable income tax impact in the fourth quarter of 2007 from the ability to recognize the benefit of foreign tax credits previously thought not to be fully utilizable.

See Footnote Table 1 for a list of significant items included in operating income.

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HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	March 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and investments in marketable securities	$1,994	$2,235
Receivables, net	3,301	3,093
Inventories, net	1,655	1,459
Other current assets	746	786
Total current assets	7,696	7,573

Property, plant, and equipment, net	3,851	3,630
Other assets	1,781	1,932
Total assets	$13,328	$13,135

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$907	$768
Accrued employee compensation and benefits	463	575
Other current liabilities	1,112	1,068
Total current liabilities	2,482	2,411

Long-term debt	2,624	2,627
Other liabilities	1,060	1,137
Total liabilities	6,166	6,175
Minority interest in consolidated subsidiaries	100	94
Shareholders’ equity	7,062	6,866
Total liabilities and shareholders’ equity	$13,328	$13,135

HALLIBURTON COMPANY
Selected Cash Flow Information
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31
	2008	2007
Capital expenditures	$392	$303

Depreciation, depletion, and amortization	$164	$131

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31		December 31
Revenue by geographic region:	2008	2007	2007
Completion and Production:
North America	$1,169	$1,062	$1,206
Latin America	243	166	205
Europe/Africa/CIS	433	377	508
Middle East/Asia	346	239	370
Total	2,191	1,844	2,289
Drilling and Evaluation:
North America	693	610	662
Latin America	266	238	285
Europe/Africa/CIS	525	406	551
Middle East/Asia	354	324	392
Total	1,838	1,578	1,890
Total revenue by region:
North America	1,862	1,672	1,868
Latin America	509	404	490
Europe/Africa/CIS	958	783	1,059
Middle East/Asia	700	563	762

Operating income by geographic region (excluding
Corporate and Other):
Completion and Production:
North America	$317	$322	$335
Latin America	66	38	48
Europe/Africa/CIS	72	71	90
Middle East/Asia	74	46	98
Total	529	477	571
Drilling and Evaluation:
North America	174	167	162
Latin America	41	36	50
Europe/Africa/CIS	103	78	117
Middle East/Asia	66	81	74
Total	384	362	403
Total operating income by region:
North America	491	489	497
Latin America	107	74	98
Europe/Africa/CIS	175	149	207
Middle East/Asia	140	127	172

See Footnote Table 1 and Footnote Table 2 for a list of significant items included in operating income.

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FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items Included in Operating Income by Operating Segment
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2008		December 31, 2007
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
Completion and Production:
Gain on sale of joint venture interest	$35	$0.02	$–	$–
Drilling and Evaluation:
Impairment of oil and gas property	(23)	(0.02)	(34)	(0.02)

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items Included in Operating Income by Geographic Region
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2008		December 31, 2007
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
North America:
Gain on sale of joint venture interest	$35	$0.02	$–	$–
Middle East/Asia:
Impairment of oil and gas property	(23)	(0.02)	(34)	(0.02)

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FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of As Reported Results to Adjusted Results
 (Millions of dollars)
(Unaudited)

	Three Months Ended
North America	March 31, 2008	December 31, 2007

Revenue	$1,862	$1,868
As reported operating income	$491	$497
Effect of gain on sale of joint venture interest (a)	(35)	–
Adjusted operating income	$456	$497

As reported operating margin (b)	26.4%	26.6%
Adjusted operating margin (b)	24.5%	26.6%

Three Months Ended
Non-North America	March 31, 2008

Revenue	$2,167
As reported operating income	$422
Effect of impairment of oil and gas property (a)	23
Adjusted operating income	$445

As reported operating margin (b)	19.5%
Adjusted operating margin (b)	20.5%

(a)
Management believes it is important to point out to investors that included in operating income are a gain on the sale of a joint venture interest and an impairment charge related to an oil and gas property in the first quarter of 2008, because investors have indicated to management their desire to understand the current drivers and future trends.  The adjustment removes the effect of the gain on sale of the joint venture interest and the impairment of the oil and gas property.

(b)	As reported operating margin is calculated as: “As reported operating income” divided by “Revenue.” Adjusted operating margin is calculated as: “Adjusted operating income” divided by “Revenue.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: April 22, 2008	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary